Exhibit No. 99.1

News Release
Company Contact:
Bill Bush
International Microcomputer Software, Inc.
415.878.4039
E-mail: bbush@imsisoft.com

IMSI® ANNOUNCES 134% INCREASE IN THIRD QUARTER REVENUE
Company surpasses $6 million of revenue for the second consecutive quarter. Revenue and operating earnings guidance met and operations continue to generate positive EBITDA.

NOVATO, Calif., May 16, 2005 - IMSI® (OTC/BB: IMSI), a leading developer and publisher of consumer, business and precision design software solutions, today announced its financial results for the three and nine months ended March 31, 2005. For the three months ended March 31, 2005, IMSI reported net revenues of $6.3 million and a net loss of $386,000, or ($0.01) per share. Net revenues increased 134% from $2.7 million as compared to the same period in the previous fiscal year reflecting the growth in the Company’s core businesses and the continued expansion of the network of websites operated by its subsidiary Houseplans, Inc.

Revenues for the nine months ended March 31, 2005 were $18.1 million, an increase of 170% from $6.7 million as compared to the same period in the prior fiscal year. The net loss for the nine months ended March 31, 2005 was $532,000 or ($0.02) per share, as compared to the prior year’s net income of $550,000 or $0.02 per share. The prior year’s income included a $745,000 gain related to discontinued operations and a $1.9 million gain on marketable securities for the nine months ended March 31, 2004.

Among the many improvements to the Company’s financial results for the quarter were the following;

▪	Operating loss narrowed to $47,000 as compared to a loss of $1.0 million in the same period from the prior fiscal year and a loss of $372,000 on a sequential basis.
▪
EBITDA, which excludes interest, amortization, depreciation and non-recurring items of $834,000, was a positive $448,000, an improvement from a negative $940,000 from the same quarter of the prior year and a positive $224,000 from the quarter ended December 31, 2004.

▪
Quarterly sales increased from $2.7 million to $6.3 million, representing an increase of $3.6 million from the prior year and $300,000, or 5% from the previous quarter. The Company exceeded $6 million of revenue for the second consecutive quarter for the first time since 1999..

▪	Gross margins improved to 73% from 62% in the prior year’s comparable quarter (an 18% increase).

With our fourth consecutive quarter of substantial revenue increases, our plan to generate operating profits in the June quarter, our selective investments in technology and the launch of new versions of our flagship products, TurboCAD® and StuffIt® with its revolutionary JPEG compression technology, IMSI has the ability to sustain positive operating results.

“Our improved sequential results demonstrate the successful implementation of our drive to operating profitability in the fourth quarter of this fiscal year”, said Martin Wade, IMSI CEO. “We continue to focus on sales growth and cost savings which are positively affecting our financial performance and will allow the Company to return to a solid competitive position. Additionally, we will continue to identify, acquire and integrate companies with a good potential for growth in targeted high margin segments of our industry.”

“With the launch of new versions of our flagship TurboCAD® and StuffIt® products in the March quarter and with our other award winning products, we are continuing to deliver on our product-focused growth strategy”, stated Gordon Landies, IMSI President. “Our strengths in acquiring, developing and distributing products and services directly to consumers and businesses are being optimized to generate sales momentum. Our utilities, productivity tools and precision design product areas, as well as our house plans business, all had solid results during the quarter and we expect to continue that progress in the June quarter. We are excited by the growth of our Houseplans network of websites which now have an online library of over 20,000 stock house plans, the most extensive on the Internet. We will continue to invest in the Houseplans network adding properties to our network while including more features and functionality to our existing sites to increase sales and profits.”

The following are some important recent achievements, by division;

HOUSEPLANS, INC.

▪
Houseplans, Inc. continued its pre-eminent position as the leading provider of stock house plans by increasing to more than 20,000 its inventory of plans available on its websites, , and www.houseplanguys.com.

▪
In January 2005, Houseplans launched its Cost-to-Build™ service. This features allows users to quickly obtain detailed cost estimates, depending on their planned level of quality, for building each of the 20,000 plans in the Houseplans collection in every zip and postal code in the US and Canada.

CONSUMER & BUSINESS SOFTWARE SOLUTIONS DIVISION

▪
In May 2005, StuffIt Deluxe ® 9.0 was awarded the prestigious PC Magazine Editors’ Choice Award for the second year in a row. The magazine in its May 24th Issue (page 96) notes the significance of StuffIt’s JPEG compression feature and concluded that StuffIt Deluxe 9.0 is, “the best choice for power users who need to do more with file compression.” Customers can download a free trail of StuffIt’s JPEG photo and Image compression at www.stuffit.com.

▪
Also in May, the division launched ZipMagic Deluxe 9.0 which includes the powerful StuffIt® compression technology that allows users to reduce the size of their already compressed JPEG photos up to an additional 30%. This new patent-pending technology is able to significantly reduce the file size of photos with absolutely no loss in image quality. Using this technology, users are able to fit more photos on CDs, DVDs, and send more pictures with their email messages.

▪
In March, the division launched the icSpyware & Anti-Phishing Suite for complete Internet protection against spyware, fraudulent phishing scams and other identity theft tactics. Upon purchase, users also receive a two year subscription for free updates of spyware definitions, the most comprehensive in the industry. This new suite is easy to use, handles the most invasive tactics that scam artists have been trying and is affordable for both home users and business environments. Simultaneously, the division launched a free spyware scanner that allows users to check their computers for spyware. The scanner can be downloaded at .

▪
In March, the division announced the grand opening of an online virtual fish store called shopaquazone. This store allows owners of the division’s popular Aquazone aquarium software to purchase additional fish ranging from Jelly fish to sharks at

In addition to the above, the division also launched several other new and popular products.
For more information visit the division’s websites at www.allume.com and www.stuffit.com.

PRECISION DESIGN SOFTWARE DIVISION

o	In March, the division launched TurboCAD 11 which achieves innovative levels of power and performance with a new and improved set of design tools that includes;

▪	ACIS(R) 14 Solid Modeling Engine
▪	D-Cubed's Constraint Engine
▪	LightWorks(R) 7.4 Photorealistic rendering engine

▪	and many other features which help to make TurboCAD today's most powerful CAD value.

o
In May, the division announced the availability of AutoDesk Inventor™ and CATIA™ V5 plug-ins for TurboCAD Professional Version 11. With the data translators provided by Spatial, the new plug-ins further enhance the interoperability power of TurboCAD Pro and increase the number of supported file formats to 30.

Visit www.imsisoft.com and www.turbocad.com for additional product and service information.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
	March 31, 2005	June 30, 2004
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$2,391	$3,212
Investment in marketable securities	2,258	2,151
Receivables, less allowances for doubtful accounts, discounts and returns of $1,027 and 958	3,122	2,522
Inventories, net of reserves for obsolescence of $123 and $123	1,140	1,122
Receivables, other (related to discontinued operations)	-	1,000
Note receivable from related party	-	350
Other current assets	637	552
Assets related to discontinued operations	499	828
Total current assets	10,047	11,737
Fixed assets, net	601	637
Intangible Assets
Capitalized software, net	2,587	2,748
Domain names, net	1,845	1,566
Trademarks	710	709
Distribution rights, net	518	594
Capitalized customer lists	873	843
Goodwill	8,811	7,559
Total intangible assets	15,344	14,019
Other assets:
Prepaid expenses	60	99
Investment in securities	-	1,771
Total other assets	60	1,870

TOTAL ASSETS	$26,052	$28,263

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short term debt	$1,974	$3,557
Trade accounts payable	1,898	2,375
Accrued and other liabilities	1,497	1,751
Liabilities related to discontinued operations	-	397
Total current liabilities	5,369	8,080

Long-term debt and other obligations	1,536	2,318

Total liabilities	6,905	10,398

Shareholders' Equity
Common stock, no par value; 300,000,000 authorized; 28,296,600 issued and outstanding on March 31, 2005 and 26,261,829 issued and outstanding on June 30, 2004.	43,365	41,512
Accumulated deficit	(24,109)	(23,577)
Accumulated other comprehensive loss	(109)	(70)
Total shareholders' equity	19,147	17,865
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$26,052	$28,263

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME/ (LOSS)

(In thousands, except per share amounts)

Unaudited

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004

Net revenues	$6,340	$2,713	$18,054	$6,690
Product costs	1,713	1,038	4,833	2,401
Gross margin	4,627	1,675	13,221	4,289

Costs and expenses
Sales and marketing	2,430	1,299	7,259	2,784
General and administrative	1,199	836	3,590	2,457
Research and development	1,045	576	3,078	1,436
Total operating expenses	4,674	2,711	13,927	6,677

Operating loss	(47)	(1,036)	(706)	(2,388)

Other income and (expense)
Interest and other, net	(60)	-	(42)	141
Realized / unrealized gain (loss) on marketable securities	(277)	1,764	145	1,941
Gain on sale of product line	-	58	33	59
Gain on extinguishment of debt	-	-	-	76
Income (loss) before income tax	(384)	786	(570)	(171)

Income tax (expense)	(2)	(34)	(10)	(24)
Income (loss) from continuing operations	(386)	752	(580)	(195)

Loss from discontinued operations, net of income tax	-	(204)	(5)	(255)
Gain from the sale of discontinued operations, net of income tax	-	-	53	1,000
Net income (loss)	($386)	$548	($532)	$550

Other comprehensive loss
Foreign currency translation adjustments	(5)	(9)	(39)	(40)
Comprehensive income (loss)	($391)	$539	($571)	$510

Basic income (loss) per share
Income (loss) from continuing operations	($0.01)	$0.03	($0.02)	($0.01)
Loss from discontinued operations, net of income tax	$-	($0.01)	($0.00)	($0.01)
Gain from the sale of discontinued operations, net of income tax	$-	$-	$0.00	$0.04
Net income (loss)	($0.01)	$0.02	($0.02)	$0.02

Diluted income (loss) per share
Income (loss) from continuing operations	($0.01)	$0.03	($0.02)	($0.01)
Loss from discontinued operations, net of income tax	$-	($0.01)	($0.00)	($0.01)
Gain from the sale of discontinued operations, net of income tax	$-	$-	$0.00	$0.04
Net income (loss)	($0.01)	$0.02	($0.02)	$0.02

Shares used in computing basic earnings (loss) per share information	28,051	23,475	27,623	23,332
Shares used in computing diluted earnings (loss) per share information	28,051	27,324	27,623	23,332

Business Outlook

IMSI’s financial guidance is prepared in accordance with accounting principles generally accepted in the United States of America. The following forward-looking statements reflect IMSI’s expectations as of May 16, 2005. Due to potential changes in general economic conditions and the various other risk factors discussed in IMSI’s reports filed periodically with the Securities and Exchange Commission, actual results may differ materially. IMSI does not intend to update these forward-looking statements until its next quarterly results announcement, other than in other publicly available statements.

in millions expect for per share amounts

	FY 05 Forecast
	Guidance	Actual	Guidance	Actual	Guidance	Actual	Guidance
	Q1	Q1	Q2	Q2	Q3	Q3	Q4	Total
Net Revenues	$5.4 - 5.6	$5.7	$5.9 - 6.3	$6.0	$6.0 - 6.4	$6.3	$6.2 - 6.5	$24.2 - 24.5
Operating Income/(Loss)	($1.2) - (1.4)	$(0.3)	($0.3) - (0.6)	(0.4)	($0.1) - $0.2	($0.0)	$0.0 - 0.4	($0.7 - 0.3)
Net Income/(Loss)	($1.1) - (1.3)	$(0.3)	($0.2) - (0.5)	0.1	$0.1 - 0.4	($0.4)	$2.0 - 2.4	$1.4 - 1.8
Fully Diluted Shares	26.5	26.5	28.3	29.8	29.8	28.1	30.5	28.9
Earnings/(Loss) per share	($0.03 - .05)	($0.01)	$0.0 - (0.03)	$0.00	$0.00	($0.01)	$0.06 - 0.09	$0.04 - 0.06

About IMSI
Founded in 1982, IMSI has established a tradition of providing the professional and home user with innovative technology and easy-to-use, high-quality software products at affordable prices. The company maintains two business divisions. The Precision Design division, anchored by IMSI's flagship product, TurboCAD® and the DesignCAD(TM) line, also develops and markets other visual content and design software such as FloorPlan® 3D and TurboCADCAM. The division also includes several online properties focused on the sale of content and services to the architectural, engineering and construction market thru its stock house plans site at Houseplans.com and the online CAD symbol sites, CADsymbols.com and CADsymbol.net. The Consumer and Business Software Solutions division, which is anchored by Allume Systems, Inc. (formerly Aladdin Systems, Inc.), provides businesses and consumers with software solutions through its popular products such as StuffIt®, Internet Cleanup(TM), Spring Cleaning®, SpamCatcher(TM), Boost XP, OrgChart Professional ™ FormTool(TM), ResumeWriter(TM) and HiJaak®. More information about IMSI can be found at www.imsisoft.com and www.allume.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under “Factors Affecting Future Operating Results” in the company’s annual report on Form 10-KSB, and as amended, for the year ended June 30, 2004, and such other risks detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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